Exhibit 99.1
Franklin Bank Corp. Announces Completion of Audit Committee Investigation
HOUSTON, May 19/PrimeNewswire-FirstCall/ — Franklin Bank Corp. (Nasdaq: FBTX; Amex: FBK-P.LF) (“Franklin”) announced that the Audit Committee of its Board of Directors has completed its previously announced independent investigation into certain accounting, disclosure and other issues related to single-family residential mortgages and residential real estate owned that had been brought to the Board’s attention in mid-February 2008. The Audit Committee was assisted in its investigation by Baker Botts L.L.P., independent legal counsel. Baker Botts L.L.P. retained an independent accounting firm to advise on accounting matters.
During the course of its 10-week investigation, which was limited to a review of specified areas of Franklin’s single family residential business, the Audit Committee conducted numerous interviews, reviewed email records for selected periods, and analyzed other documents and information provided by Franklin. The Audit Committee identified, among other things, a number of accounting errors in the areas described below:
(1)	Franklin did not properly account for certain single family mortgage loan modification programs developed and implemented as part of an effort to reduce delinquencies and mitigate foreclosure losses.

(2)	Franklin did not charge off certain uncollectable single family second lien loans.

(3)	Franklin did not record, and in some instances did not write-down, certain Real Estate Owned (REO) and in-substance foreclosures in connection with foreclosures in its single family mortgage portfolio.

(4)	Franklin did not properly record certain mark-to-market writedowns on loans transferred from “Held for Sale” to “Held for Investment.”
Franklin is in the process of completing the adjustments necessary to correct any of the above accounting errors that were not previously corrected in the call reports submitted by its subsidiary Franklin Bank, S.S.B. on April 30, 2008 as reported by Franklin on May 1, 2008.
Recommendations of the Audit Committee
The Audit Committee made various recommendations to the Board of Directors regarding Franklin’s leadership, finance and accounting functions, public disclosure process, and policies, procedures and controls. The Board of Directors has accepted the findings of the Audit Committee and is beginning to implement the Audit Committee’s recommendations.
Implementation of the Recommendations
“Franklin’s Board of Directors fully accepts the findings of the independent review,” said Lewis Ranieri, Chairman of the Board of Franklin Bank Corp. “Completion of the investigation is an important milestone for all shareholders as we take the necessary steps to implement the recommendations of the Audit Committee.” To begin the implementation of the recommendations, Franklin announced the following steps, effective immediately:

•	Lewis S. Ranieri will continue in his role as Chairman of the Board of Directors of Franklin and will assume the role of Chief Executive Officer of Franklin until a new chief executive officer is identified and retained.

•	Anthony J. Nocella, Franklin’s current Chief Executive Officer, will accelerate his personal plans to retire. Mr. Nocella, a founder and director of Franklin since 2002, will continue as a director of Franklin and will continue to serve as Chairman of the Bank. Through his membership on the Executive Committee of the Bank, as described below, Mr. Nocella will continue in a consultative capacity to assist Franklin until his retirement by December 31, 2008.

•	Alan E. Master, a director of Franklin since 2002 and with more than 40 years experience in banking, will assume the role as President of Franklin until a new chief executive officer is identified and retained. Mr. Master will resign his memberships on the Board’s Audit, Compensation and Nominating and Corporate Governance committees.

•	The Bank will establish an Executive Committee consisting of Alan E. Master, Robert A. Perro, Andy Black and Anthony J. Nocella (the “Executive Committee”) to oversee the Bank’s day to day business activities and exercise the powers of the chief executive. Mr. Perro, a director of Franklin since 2002 who is Vice Chairman of CardWorks, Inc., will serve as Chair of the Executive Committee.

•	Franklin’s Nominating and Corporate Governance Committee will oversee a search for a new chief executive officer for Franklin and the Bank, and at least one additional independent director for Franklin’s Board of Directors.

•	With the assistance of the Audit Committee, Franklin will establish a formal disclosure committee to review and approve all public statements of Franklin. In connection with establishing the disclosure committee, the Board will conduct a review of the charters of its standing committees, to determine if any revisions are warranted to strengthen its internal governance processes.

•	The Executive Committee, in cooperation with the Audit Committee, will commence a thorough review of the operations, processes and systems of Franklin and the Bank, including data intake, personnel qualifications and staffing levels, technology, internal procedures for the verification of policy compliance and internal procedures governing the interaction of management with independent accountants, internal auditors and regulatory bodies with a view to fostering a culture of cooperation and open communication within the organization and externally with regulatory agencies and others. The purpose of this review, to be completed within 60 days, will be to identify those areas, if any, in which internal controls over financial reporting, and disclosure controls and procedures, should be further strengthened.

Cooperation with Regulatory Inquiries
Franklin has been in communication with the FDIC and the Texas Department of Savings and Mortgage Lending (“TDSML”) regarding the investigation and related matters. Franklin will continue to cooperate with the FDIC, the TDSML and other agencies.
Franklin reported the commencement of the Audit Committee investigation to the Enforcement Division of the U.S. Securities and Exchange Commission (“SEC”), which has commenced an informal inquiry into the disclosure, accounting and other issues that were investigated. Franklin intends to cooperate fully with the SEC. The SEC’s inquiry is ongoing, and there can be no assurance that there will not be additional issues or matters arising from that inquiry.
Form 10-K and Form 10-Qs
Franklin is working diligently to complete and file its Form 10-K for the fiscal year ended December 31, 2007 and to amend and restate its Form 10-Q for the quarterly period ended September 30, 2007. The timing of these filings is uncertain.
Subject to review of a written plan for the execution of the steps described above to be prepared by Franklin’s Board of Directors, Deloitte & Touche, Franklin’s independent accountant, is expected to resume the audit of Franklin’s financial statements for 2007 so that Franklin’s Form 10-K for that year may be completed and filed with the SEC. Preparation of the Form 10-Q for the three months ended March 31, 2008 is expected to begin following completion of the audit of Franklin’s financial statements for 2007. No prediction can be made at this time as to the completion date for such reports.
Corporate Overview
Franklin Bank Corp., headquartered in Houston, Texas, was formed in April 2002. Franklin’s common stock initiated trading on the NASDAQ in December 2003 under the ticker symbol FBTX. In May 2006, Franklin raised additional capital through a Preferred Stock offering that is now trading on the AMEX under the ticker symbol FBK-P.LF.
Through its subsidiary, Franklin Bank S.S.B., Franklin offers a wide variety of commercial products that allows it to serve customers in communities, as well as on a national basis. Franklin Bank focuses on providing high-quality personalized service through its “trusted financial advisors” and strives to meet all of the financial needs of its customers. In addition to various deposit and loan products, Franklin Bank offers retail brokerage services. For more information, you can visit its website at http://www.bankfranklin.com. Franklin Bank is FDIC insured and an equal housing lender.
Forward Looking Statements
This announcement includes forward-looking statements. These forward-looking statements include comments with respect to the goals, objectives, expectations, strategies, and the results of the company’s operations and business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. Franklin does not undertake, and hereby disclaims, any duty to update these forward-looking statements even though the situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements as a number of factors could cause future results to differ materially from these statements.
Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which Franklin operates, and changes in economic, political, regulatory and technological conditions, including continuation for a prolonged period of current conditions in the housing, mortgage and credit markets. Other specific risks related to Franklin include the following: the results of the final audit of Franklin’s financial statements for 2007; the results of Franklin’s responses to the Audit Committee’s investigation as discussed in this press release; the actions of the Nasdaq and the AMEX concerning the continued listing of Franklin’s securities for trading on such exchanges and the actions of other regulatory agencies which may be taken in response to the Audit Committee’s investigation; potential inability to successfully implement its growth business strategy; the integration of businesses that may be acquired; Franklin’s limited operating history; the potential unavailability of external financing; reliance on brokered deposits; the geographic concentration of its business, commercial real estate and consumer loan portfolios, including a significant concentration in California; the potential unavailability of single family loans for bulk purchase; the portion of the single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom Franklin does business; credit risk associated with smaller borrowers in its mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which the company is subject; the possibility that allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of the information systems; the potential inability to obtain the third-party information services on which it relies; and environmental risks associated with foreclosure on real estate properties. Franklin cautions that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.
Contact: Russell McCann at (713) 339-8999